EXHIBIT 99.1

NEWS RELEASE

Contact:	Peter D. Brown
Senior Vice President, Chief Information Officer and Investor Relations Foot Locker, Inc. (212)720-4254

FOOT LOCKER, INC. REPORTS THIRD QUARTER RESULTS

•	Earnings of $0.33 Per Share
•	Comp-Store Sales Increase 8.1 percent
•	Gross Margin Rate Increases 320 basis points

NEW YORK, NY, November 18, 2010 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its third quarter ended October 30, 2010.

Third Quarter Results

Net income for the Company’s third quarter ended October 30, 2010 was $52 million, or $0.33 per share. This compares with a net loss of $6 million, or $0.04 per share, in the prior-year period, which included impairment charges of $22 million, after tax, or $0.14 per share. Excluding the impairment charges, net income for the third quarter of 2009 was $16 million, or $0.10 per share.

Third quarter sales increased 5.4 percent, to $1,280 million this year, compared with sales of $1,214 million for the corresponding prior-year period. Comparable-store sales increased 8.1 percent in the third quarter. Excluding the effect of foreign currency fluctuations, total sales for the thirteen-week period increased 7.0 percent.

“The more than tripling of our third quarter earnings per share versus our adjusted third quarter earnings in 2009 was driven by the combination of strong comparable-store sales growth and gross margin rate expansion,” stated Ken C. Hicks, Foot Locker, Inc.’s Chairman and Chief Executive Officer. “These improving results reflect the hard work of our associates worldwide as the organization continues to implement the initiatives outlined in our new strategic plan. It is encouraging that our increased sales and earnings reflect meaningful improvements in each of our operating divisions in the U.S., as well as in our largest international markets.”

Year-to-Date Results

For the first nine months of the year, the Company reported net income of $112 million, or $0.71 per share. This compares with net income of $25 million, or $0.16 per share, in last year’s period, which included impairment charges of $22 million, after tax, or $0.14 per share. Before the impairment charges, net income for the 2009 nine-month period was $47 million, or $0.30 per share.

Year-to-date sales increased 3.6 percent to $3,657 million compared with sales of $3,529 million last year. Comparable-store sales increased 5.2 percent. Excluding the effect of foreign currency fluctuations, total sales for the thirty-nine week period increased 3.8 percent.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Financial Position
The Company’s merchandise inventory at the end of the third quarter was $1,202 million, or 2.1 percent lower than at the end of the third quarter last year.

During the third quarter of 2010, the Company repurchased 1,135,000 shares of its common stock for $16.2 million under the Company’s $250 million share repurchase program. Year-to-date, the Company has repurchased 2.5 million shares of its common stock for $35.9 million and paid quarterly dividends to shareholders totaling $70 million. In September 2010, the Company also made a $30 million contribution to its U.S. defined benefit pension plan.

At October 30, 2010, the Company’s cash and short-term investments totaled $541 million while the debt on its balance sheet was $137 million. The Company’s total cash position, net of debt, was $104 million higher than the same time last year.

Store Base Update

The Company opened 35 new stores, remodeled or relocated 135 stores, and closed 61 stores during the first nine months of this year. At October 30, 2010, the Company operated 3,474 stores in 21 countries in North America, Europe and Australia. In addition, 24 franchised stores are currently operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (ET) on Friday, November 19, 2010 to discuss these results. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Friday, November 26, 2010.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans and strategic plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended October 30, 2010 and October 31, 2009
(In millions, except per share amounts)

	Third Quarter 2010	Third Quarter 2009

Sales	$1,280	$1,214

Cost of sales	892	885
Selling, general and administrative expenses	287	274
Depreciation and amortization	27	29
Impairment charges	—	36
Interest expense, net	2	3
Other (income)	(1)	—

	1,207	1,227

Income (loss) before income taxes	73	(13)
Income tax expense (benefit) (1)	21	(7)

Net income (loss)	$52	$(6)

Diluted EPS:

Net income (loss)	$0.33	$(0.04)

Weighted-average diluted shares outstanding	156.2	156.4

	Year-To-Date 2010	Year-To-Date 2009

Sales	$3,657	$3,529

Cost of sales	2,571	2,564
Selling, general and administrative expenses	835	804
Depreciation and amortization	79	85
Impairment charge	—	36
Interest expense, net	7	8
Other (income)	(2)	(2)

	3,490	3,495

Income from continuing operations before income taxes	167	34
Income tax expense (1)	55	10

Income from continuing operations	112	24
Discontinued operations, net of tax	—	1

Net income	$112	$25

Diluted EPS:

Income from continuing operations	$0.71	$0.16
Discontinued operations, net of tax	—	—

Net income	$0.71	$0.16

Weighted-average diluted shares outstanding	156.8	156.1

(1)	Third quarter and year-to-date results include benefits for income tax audit adjustments of $7 million, or $0.04 per share, in 2010 and $1 million, or $0.01 per share, in 2009.

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Reconciliation of Net Income from a GAAP-reported basis to a non-GAAP basis
(unaudited)
Periods ended October 30, 2010 and October 31, 2009
(In millions, except per share amounts)

	Third Quarter 2010	Third Quarter 2009

Net income (loss):
GAAP basis	$52	$(6)
Additions, after tax:
Impairment charge (1)	—	22

Non-GAAP adjusted basis	$52	$16

Net income (loss) per share:
GAAP basis	$0.33	$(0.04)
Additions, after tax:
Impairment charge (1)	—	0.14

Non-GAAP adjusted basis	$0.33	$0.10

	Year-To-Date 2010	Year-To-Date 2009

Net income:
GAAP basis	$112	$25
Additions, after tax:
Impairment charge (1)	—	22

Non-GAAP adjusted basis	$112	$47

Net income per share:
GAAP basis	$0.71	$0.16
Additions, after tax:
Impairment charge (1)	—	0.14

Non-GAAP adjusted basis	$0.71	$0.30

(1)	2009 amount includes the write-down of long lived assets.

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	October 30, 2010	October 31, 2009

Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$541	$438
Merchandise inventories	1,202	1,228
Other current assets	162	216

	1,905	1,882

Property and equipment, net	387	400
Deferred tax assets	324	376
Other assets	296	305

	$2,912	$2,963

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$286	$276
Accrued and other liabilities	263	202

	549	478

Long-term debt and obligations under capital leases	137	138
Other liabilities	248	365
SHAREHOLDERS’ EQUITY	1,978	1,982

	$2,912	$2,963

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FOOT LOCKER, INC.
Stores and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	October 30, 2010	October 31, 2009	November 1, 2008

Foot Locker U.S.
Number of stores	1,152	1,198	1,240
Gross square footage	4,633	4,860	5,055
Selling square footage	2,744	2,878	3,014

Footaction
Number of stores	312	323	341
Gross square footage	1,439	1,498	1,589
Selling square footage	904	940	985

Lady Foot Locker
Number of stores	399	466	507
Gross square footage	882	1,028	1,123
Selling square footage	506	588	640

Kids Foot Locker
Number of stores	302	304	314
Gross square footage	724	725	759
Selling square footage	421	426	448

Champs Sports
Number of stores	547	564	575
Gross square footage	2,919	3,016	3,107
Selling square footage	1,938	2,002	2,088

CCS
Number of stores	12	2	—
Gross square footage	31	6	—
Selling square footage	20	4	—

Foot Locker International
Number of stores	750	744	737
Gross square footage	2,168	2,161	2,150
Selling square footage	1,099	1,098	1,099

Total Stores Operated
Number of stores	3,474	3,601	3,714
Gross square footage	12,796	13,294	13,783
Selling square footage	7,632	7,936	8,274

Total Franchised Stores
Number of stores	24	20	16
Gross square footage	87	74	63
Selling square footage	57	50	42

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